Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact Information:

Melinda A. Janik

Chief Financial Officer

Tel: +1-585-598-0031

Mark Maring

Investor Relations

Tel: +1-585-598-6874

GateHouse Media Announces Third Quarter 2010 Results

Third Quarter 2010 Highlights

•	Revenues for the third quarter were $137.9 million, down 4.8% from the prior year.

•	Operating costs and SG&A expense was $113.8 million in the third quarter, a decrease of $5.3 million or 4.4% from the prior year.

•

Net loss for the third quarter was $4.9 million, compared to net income of $2.0 million in the prior year. The Company reported a gain on the early extinguishment of debt in the prior year of $7.5 million.

•	As Adjusted EBITDA was $25.0 million for the third quarter, a decrease of 8.5% from the prior year.

•	Levered Free Cash Flow per share was $0.15 versus $0.19 for the prior year.

FAIRPORT, NY. November 2, 2010 - GateHouse Media, Inc. (the “Company” or “GateHouse Media”) (OTC Pink Sheets: GHSE) today reported financial results for the third quarter ended September 30, 2010.

Third Quarter 2010

Total revenues were $137.9 million for the quarter, a decline of 4.8% as compared to the prior year. As Adjusted Revenues for the quarter were $136.7 million, a decline of 4.7% on a same-store basis. Total advertising revenue for the quarter declined 3.7% on a same-store basis. The decline in total advertising revenue on a same-store basis was driven by declines in local retail and classified revenue, which were down 4.2% and 5.2%, respectively, partially offset by strong growth in online revenues, which grew 17.6%. Commercial print revenues declined 21.2% in the quarter on a same store basis from the prior year.

Operating costs and SG&A expenses were $113.8 million in the quarter, a decline of $5.3 million or 4.4% from the prior year, despite a $1.2 million increase in newsprint expense related to increased pricing levels. The expense declines were driven primarily by lower compensation expense and hauling and delivery costs. The Company has been able to successfully reduce compensation expense as part of its overall cost savings initiatives begun in 2009. Compensation expense was down 4.3% in the quarter versus the prior year on a same store basis. Hauling and delivery was down 10.7% versus prior year on a same store basis driven primarily by increased distribution efficiencies throughout the Company.

Operating income for the quarter was $12.0 million, a decrease of $2.0 million as compared to the prior year. As Adjusted EBITDA for the quarter was $25.0 million, a decrease of $2.3 million or 8.5% on a same-store basis from the prior year.

Levered Free Cash Flow for the quarter decreased 21.3% to $8.8 million as compared to $11.1 million for the prior year.

Non-cash compensation expense for Restricted Stock Grants in the third quarter was $0.4 million.

One-time costs incurred and other non-cash expenses in the quarter were $1.2 million, and related primarily to reorganization efforts and initiatives introduced to realize permanent expense reductions.

Commenting on GateHouse Media’s same store results, Michael E. Reed, GateHouse Media’s Chief Executive Officer, said, “Overall revenue trends improved slightly in the third quarter versus the second quarter with revenues down year over year by 4.7%. I was particularly encouraged by our newspaper advertising revenue, where declines improved to down only 2.7% year over year, and our online revenue growth, which remained very strong, showing a year over year increase of 17.6%. The investments we have made in our online programs continue to help make positive contributions to our total revenues.

“While we continue to navigate through a very choppy revenue environment, the total decline was significantly impacted by our commercial print business which has been very challenged by the economic pressures felt by all. Commercial print is a small category for us, however, the 21.2% decline experienced in the quarter from this category made up almost a quarter of our total revenue decline. We do expect improvement in this trend looking forward into 2011 as we begin to cycle some of the larger job losses we saw this year.

“We continue to operate more efficiently as well, evidenced by our costs being down in the quarter despite rising newsprint costs, which have resulted in a 13.7% increase in newsprint expense. Through September of this year our aggressive expense initiatives have resulted in As Adjusted EBITDA growth of 8.3%.

“In the very near term our revenue visibility remains limited as a result of the choppiness of our month to month revenue trends. While we remain dedicated to operating more efficiently by identifying permanent cost reduction opportunities, we are placing even more emphasis on audience and revenue development through new product and business innovation as well as a more highly energized sales culture.

“Our operating results and cash management activities continue to have a positive impact on our overall liquidity We ended the quarter with $31.6 million of cash on the balance sheet, with all short term debt paid off. We remain highly focused on de-levering through both growth in our business and debt reduction.”

About GateHouse Media, Inc.

GateHouse Media, Inc., headquartered in Fairport, New York, is one of the largest publishers of locally based print and online media in the United States as measured by its 87 daily publications. GateHouse Media currently serves local audiences of more than 10 million per week across 21 states through hundreds of community publications and local websites. GateHouse Media is traded in the over-the-counter market under the symbol “GHSE.”

For more information regarding GateHouse Media and to be added to our email distribution list, please visit www.gatehousemedia.com.

Non-GAAP Financial Measures

A non-GAAP financial measure is generally defined as one that purports to measure historical or future financial performance, financial position or cash flows, but excludes or includes amounts that would not be so adjusted in the most comparable GAAP measure. GateHouse Media defines and uses Adjusted

EBITDA, As Adjusted EBITDA, As Adjusted Revenues, and Levered Free Cash Flow, non-GAAP financial measures, as set forth below. The Company strongly urges stockholders and other interested persons not to rely on any single financial measure to evaluate its business. In addition, because Adjusted EBITDA, As Adjusted EBITDA, As Adjusted Revenues and Levered Free Cash Flow are not measures of financial performance under GAAP and are susceptible to varying calculations, these non-GAAP measures, as presented in this press release, may differ from and may not be comparable to similarly titled measures used by other companies.

Adjusted EBITDA, As Adjusted EBITDA, As Adjusted Revenues and Levered Free Cash Flow

The Company defines Adjusted EBITDA as income (loss) from continuing operations before interest, income tax expense (benefit), depreciation and amortization and other non-recurring or non-cash items. The Company defines As Adjusted EBITDA as Adjusted EBITDA before other non-cash items such as non-cash compensation, non-recurring integration and reorganization costs and Adjusted EBITDA from non-wholly owned subsidiaries. The Company defines As Adjusted Revenues as total revenues plus revenues of discontinued operations less revenues from non-wholly owned subsidiaries. The Company defines Levered Free Cash Flow as As Adjusted EBITDA less capital expenditures, cash taxes and interest expense, excluding non-wholly owned subsidiaries.

Management’s Use of Adjusted EBITDA, As Adjusted EBITDA, As Adjusted Revenues and Levered Free Cash Flow

Adjusted EBITDA, As Adjusted EBITDA, As Adjusted Revenues and Levered Free Cash Flow are not measurements of financial performance under GAAP and should not be considered in isolation or as alternatives to income from operations, net income (loss), cash flow from continuing operating activities or any other measure of performance or liquidity derived in accordance with GAAP. GateHouse Media’s management believes these non-GAAP measures, as defined above, are useful to investors for the following reasons:

•	Evaluating performance and identifying trends in day-to-day performance because the items excluded have little or no significance on its day-to-day operations;

•

Providing assessments of controllable expenses that afford management the ability to make decisions which are expected to facilitate meeting current financial goals as well as achieving optimal financial performance; and

•	Indicators for management to determine if adjustments to current spending decisions are needed.

Adjusted EBITDA, As Adjusted EBITDA, As Adjusted Revenues and Levered Free Cash Flow provide GateHouse Media with measures of financial performance, independent of items that are beyond the control of management in the short-term, such as depreciation and amortization, taxation and interest expense associated with its capital structure. These metrics measure GateHouse Media’s financial performance based on operational factors that management can impact in the short-term, namely the cost structure or expenses of the organization. Adjusted EBITDA, As Adjusted EBITDA, As Adjusted Revenues and Levered Free Cash Flow are some of the metrics used by senior management and the Board of Directors to review the financial performance of the business on a monthly basis. In addition, GateHouse Media’s management utilizes these metrics to evaluate the Company’s performance, along with other criteria, to determine the funds available for paying the quarterly dividend.

Forward-Looking Statements

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and are subject to various risks and uncertainties, including without limitation, statements relating to progress made by the Company in its integration efforts, growth in revenues and cash flow, on-line revenues, expense reduction efforts and potential acquisition and sale opportunities. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “would,” “project,”

“predict,” “continue” or other similar words or expressions. Forward looking statements are based on certain assumptions or estimates, discuss future expectations, describe future plans and strategies, contain projections of results of operations or of financial condition or state other forward-looking information. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Although the Company believes that the expectations reflected in such forward looking statements are based on reasonable assumptions, actual results and performance could differ materially from those set forth in the forward-looking statements. Factors which could have a material adverse effect on the Company’s operations and future prospects or which could cause events or circumstances to differ from the forward-looking statements include, but are not limited to, the condition of the economy and the credit markets generally, the Company’s ability to maintain adequate liquidity and financing sources and an appropriate level of debt, the Company’s ability to maintain debt covenants, the Company’s ability to successfully implement cost reduction and cash preservation plans, the Company’s ability to close on a timely basis upon announced or contemplated transactions, unexpected liabilities arising from any transaction or that the Company will not receive the expected benefits from the transaction, the Company’s limited operating history on a combined basis, the Company’s ability to generate sufficient cash flow to cover required interest and long-term obligations, the effect of the Company’s indebtedness and long-term obligations on its liquidity, the Company’s ability to effectively manage its growth, the Company’s ability to find suitably priced acquisitions, the Company’s ability to integrate acquired assets and businesses, any increases in the price or reduction in the availability of newsprint, seasonal and other fluctuations affecting the Company’s revenues and operating results, any declines in circulation, the Company’s ability to obtain additional capital on terms acceptable to it, the Company’s vulnerability to economic downturns, regulatory changes or acts of nature in certain geographic areas, increases in competition for skilled personnel, a portion of the Company’s workforce being unionized, departure of key officers, increases in market interest rates, the cost and difficulty of complying with increasing and evolving regulation, and other risks detailed from time to time in the Company’s SEC reports, including but not limited to its most recent Annual Report on Form 10-K filed with the SEC under Commission File Number 001-33091. When considering forward- looking statements, readers should keep in mind the risk factors and other cautionary statements in such SEC filings. Readers are also cautioned not to place undue reliance on any of these forward-looking statements, which reflect management’s views as of the date of this press release. The factors discussed above and the other factors noted in the Company’s SEC filings could cause actual results to differ significantly from those contained in any forward-looking statement. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance or achievements and expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any change in expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

GATEHOUSE MEDIA, INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Operations

(In thousands, except share and per share data)

	Three months ended September 30, 2010		Three months ended September 30, 2009	Nine months ended September 30, 2010		Nine months ended September 30, 2009

Revenues:
Advertising	$97,010		$100,805	$292,346		$302,698
Circulation	34,304		35,751	102,852		106,746
Commercial printing and other	6,592		8,261	20,028		25,185

Total revenues	137,906		144,817	415,226		434,629
Operating costs and expenses:
Operating costs	77,283		80,549	236,944		254,364
Selling, general, and administrative	36,545		38,536	114,101		124,742
Depreciation and amortization	11,366		12,052	34,858		43,773
Integration and reorganization costs	701		199	2,239		1,431
Impairment of long-lived assets	—		—	—		206,089
(Gain) loss on sale of assets	(26)		(605)	1,510		(420)
Goodwill and mastheads impairment	—		—			275,310

Operating income (loss)	12,037		14,086	25,574		(470,660)
Interest expense	15,118		15,727	45,076		49,214
Amortization of deferred financing costs	340		340	1,020		1,020
Gain on early extinguishment of debt	—		(7,538)	—		(7,538)
Loss on derivative instrument	1,875		3,552	7,232		9,465
Other (income) expense	(10)		(210)	(14)		463

Income (loss) from continuing operations before income taxes	(5,286)		2,215	(27,740)		(523,284)
Income tax expense (benefit)	(351)		(6)	(160)		308

Income (loss) from continuing operations	(4,935)		2,221	(27,580)		(523,592)
Loss from discontinued operations, net of income taxes	(5	) (a)	(173)	(163	) (a)	(2,746)

Net income (loss)	$(4,940)		$2,048	$(27,743)		$(526,338)
Net loss attributable to noncontrolling interest	$59		$114	$317		$336

Net income (loss) attributable to GateHouse Media	$(4,881)		$2,162	$(27,426)		$(526,002)

Income (loss) per share:
Basic and diluted:
Income (loss) from continuing operations attributable to GateHouse Media	$(0.08)		$0.04	$(0.47)		$(9.12)
Loss from discontinued operations attributable to GateHouse Media, net of income taxes	$—		—	$—		$(0.04)

Net income (loss) attributable to GateHouse Media	$(0.08)		$0.04	$(0.47)		$(9.16)

Dividends declared per share	$—		$—	$—		$—
Basic weighted average shares outstanding	57,761,808		57,478,622	57,706,111		57,380,638

Diluted weighted average shares outstanding	57,761,808		57,478,622	57,706,111		57,380,638

(a)	Included in income from discontinued operations, net of taxes are total revenues of $(1) for the three months ended September 30, 2010 primarily related to a publication in New York and $91 for the Nine months ended September 30, 2010 primarily from publications in Minnesota and New York.

GATEHOUSE MEDIA, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(In thousands, except share data)

	September 30, 2010	December 31, 2009
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$31,591	$10,999
Accounts receivable, net of allowance for doubtful accounts of $3,308 and $4,569 at September 30, 2010 and December 31, 2009, respectively	59,354	67,669
Inventory	7,812	7,049
Prepaid expenses	5,412	5,128
Other current assets	7,114	6,873

Total current assets	111,283	97,718
Property, plant, and equipment, net of accumulated depreciation of $97,070 and $81,493 at September 30, 2010 and December 31, 2009, respectively	155,747	171,572
Goodwill	14,343	14,343
Intangible assets, net of accumulated amortization of $148,808 and $130,472 at September 30, 2010 and December 31, 2009, respectively	277,206	295,731
Deferred financing costs, net	4,674	5,695
Other assets	976	5,442
Long-term assets held for sale	1,558	1,428

Total assets	$565,787	$591,929

Liabilities and Stockholders’ Deficit
Current liabilities:
Current portion of long-term liabilities	$15,188	$14,369
Short-term debt	—	8,000
Accounts payable	9,476	6,075
Accrued expenses	31,096	28,598
Accrued interest	2,802	3,235
Deferred revenue	27,386	27,826

Total current liabilities	85,948	88,103
Long-term liabilities:
Long-term debt	1,192,487	1,195,000
Long-term liabilities, less current portion	3,854	4,733
Derivative instruments	67,344	44,522
Pension and other postretirement benefit obligations	11,738	13,147

Total liabilities	1,361,371	1,345,505

Stockholders’ deficit:
Common stock, $0.01 par value, 150,000,000 shares authorized at September 30, 2010; 58,313,868 and 58,313,868 shares issued, and 58,079,700 and 58,104,009 outstanding at September 30, 2010 and
December 31, 2009, respectively	568	568
Additional paid-in capital	830,337	829,009
Accumulated other comprehensive loss	(64,505)	(48,916)
Accumulated deficit	(1,560,847)	(1,533,421)
Treasury stock, at cost, 234,168 and 209,859 shares at September 30, 2010 and December 31, 2009, respectively	(310)	(306)

Total GateHouse Media stockholders’ deficit	(794,757)	(753,066)
Noncontrolling Interest	(827)	(510)

Total stockholders’ deficit	(795,584)	(753,576)

Total liabilities and stockholders’ deficit	$565,787	$591,929

GATEHOUSE MEDIA, INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Cash Flows

(In thousands)

	Nine months ended September 30, 2010	Nine months ended September 30, 2009
Cash flows from operating activities:
Net loss	$(27,743)	$(526,338)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	34,862	43,843
Amortization of deferred financing costs	1,020	1,020
Loss on derivative instrument	7,232	9,465
Non-cash compensation expense	1,328	2,766
(Gain) loss on sale of assets	1,510	(420)
Gain on early extinguishment of debt	—	(7,538)
Pension and other postretirement benefit obligations	(1,424)	(302)
Impairment of long-lived assets	124	208,459
Goodwill and masthead impairment	—	275,310
Impairment of Discontinued Operations
Changes in assets and liabilities, net of sales:
Accounts receivable, net	8,315	11,317
Inventory	(763)	4,136
Prepaid expenses	(284)	(218)
Other assets	653	(3,699)
Accounts payable	3,401	(12,037)
Accrued expenses	2,587	(140)
Accrued interest	(433)	(4,713)
Deferred revenue	(440)	391
Other long-term liabilities	(16)	638

Net cash provided by operating activities	29,929	1,940

Cash flows from investing activities:
Purchases of property, plant, and equipment	(2,933)	(1,964)
Proceeds from sale of publications and other assets	4,113	11,069
Acquisitions, net of cash acquired		(275)

Net cash provided by investing activities	1,180	8,830

Cash flows from financing activities:
Repayments under long-term debt	(2,513)	—
Repayments under short-term debt	(8,000)	(6,000)
Repayments under short-term note payable		(4,000)
Purchase of treasury stock	(4)	(1)

Net cash used in financing activities	(10,517)	(10,001)

Net increase in cash and cash equivalents	20,592	769
Cash and cash equivalents at beginning of period	10,999	11,744

Cash and cash equivalents at end of period	$31,591	$12,513

GATEHOUSE MEDIA, INC. AND SUBSIDIARIES

As Adjusted EBITDA

(In thousands)

	Three months ended September 30, 2010	Three months ended September 30, 2009	Nine months ended September 30, 2010	Nine months ended September 30, 2009
Income (loss) from continuing operations	$(4,935)	$2,221	$(27,580)	$(523,592)
Income tax expense (benefit)	(351)	(6)	(160)	308
Loss on derivative instrument (1)	1,875	3,552	7,232	9,465
Gain on early extinguishment of debt	—	(7,538)	—	(7,538)
Amortization of deferred financing costs	340	340	1,020	1,020
Write-off of financing costs	—	—	—	743
Interest expense	15,118	15,727	45,076	49,214
Impairment of long-lived assets	—	—	—	206,089
Depreciation and amortization	11,366	12,052	34,858	43,773
Goodwill and masthead impairment	—	—	—	275,310

Adjusted EBITDA from continuing operations	23,413	26,348	60,446	54,792
Non-cash compensation and other expense	1,114	1,672	3,030	6,492
Non-cash portion of postretirement benefits expense	(185)	(149)	(532)	(302)
Integration and reorganization costs	701	199	2,239	1,431
(Gain) loss on sale of assets	(26)	(606)	1,510	(420)
Loss from discontinued operations	(5)	(132)	(28)	(296)

As Adjusted EBITDA	25,012	27,332	66,665	61,697
Net capital expenditures	(1,283)	(400)	(2,569)	(1,964)
Cash taxes	—	(329)	(80)	(566)
Interest paid	(14,974)	(15,478)	(44,607)	(52,922)

Levered Free Cash Flow	$8,755	$11,125	$19,409	$6,245

(1)	Non-cash loss on derivative instruments is related to interest rate swap agreements which are financing related and are excluded from Adjusted EBITDA.

GATEHOUSE MEDIA, INC. AND SUBSIDIARIES

As Adjusted Revenues

(In thousands)

	Three months ended September 30, 2010	Three months ended September 30, 2009	Nine months ended September 30, 2010	Nine months ended September 30, 2009
Total revenues from continuing operations	$137,906	$144,817	$415,226	$434,629
Revenues from discontinued operations	(1)	119	91	1,163
Revenues from non-wholly owned subsidiary	(1,248)	(1,433)	(2,761)	(2,947)

As Adjusted Revenues	$136,657	$143,503	$412,556	$432,845